CONSENT OF CLAIRE MCGAHAN
I,

Claire

McGahan,

B

(Eng);

MAusIMM(CP),

Principal

Mining

Engineer

of

Talisman

Technical

Pty

Ltd,

prepared
Sections 12.2, 13.2, 21, 22, 23, 24, 25 and 26 of the Technical

Report Summary titled “Coronado Global Resources
Inc. (“Coronado”) Statement of Coal Resources and Reserves for the

Curragh Mine Complex in Accordance with the
JORC

Code

and

United

States

SEC

Regulation

S-K

1300

as

of

December

31,

2023

Bowen

Basin

Queensland,
Australia”, dated February 15, 2024 (the “Technical

Report Summary”).
With respect to the portions of the Technical

Report Summary that I prepared, I hereby

consent to the filing with the
Securities and Exchange Commission of the Technical Report Summary as an exhibit to the Annual Report on Form
10-K

for

the

year

ended

December

31,

2024

(the

“Annual

Report”)

of

Coronado

Global

Resources

Inc.

(the
“Company”) and to the

incorporation by reference

of the Technical

Report Summary in

the Company’s Registration
Statements

on Form

S-3 (No.

333-239730)

and Form

S-8 (Nos.

333-236597,

333-249566,

333-275748

and

333-
281775) (the “Registration Statements”).
I

hereby

further

consent

to

the

inclusion

or

incorporation

by

reference

in

the

Annual

Report

and

the

Registration
Statements of references

to my name (including

status as an

expert or qualified

person (as defined

in Item 1300 of
Regulation S-K))

and the

information

derived from

the portions

of the

Technical

Report Summary

that I

prepared,
including any quotation therefrom or summarization thereof.
Date: February 13, 2025

/s/ Claire McGahan
Name: Claire McGahan
Principal Mining Engineer
Talisman

Technical

Pty Ltd